Exhibit 99.1

Media Contact: Nicole Arena Double Forte 415.848.8103 narena@double-forte.com	Investor Contact: Seanna Allen Peet’s Coffee & Tea, Inc. 510.594.2196 investorrelations@peets.com

PEET’S COFFEE & TEA, INC. REPORTS FOURTH QUARTER
AND 2011 YEAR-END RESULTS

EMERYVILLE, Calif. – February 14, 2012 – Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) today announced its fourth quarter and full-year results for the period ended January 1, 2012.

In this release, the Company:

•	Reports diluted earnings per share of $0.42 for the fourth quarter and $1.33 for fiscal 2011
•	Reports non-GAAP diluted earnings per share of $1.49 for fiscal 2011, up 12% compared to fiscal 2010 non-GAAP diluted earnings per share
•	Reports net revenue growth of 11% for both the fourth quarter and the year
•	Confirms fiscal 2012 diluted earnings per share guidance of $1.70 to $1.80

Financial Highlights

PEET'S COFFEE & TEA, INC.

Financial Highlights
(Unaudited, in thousands, except per share data)

	Fourth Quarter		%	Fiscal Year		%
	2011	2010	Change	2011	2010	Change

Net revenue, as reported	$101,623	$91,628	11%	$371,919	$333,808	11%

Net income per diluted share, as reported	$0.42	$0.48	-13%	$1.33	$1.28	4%

Non-GAAP net income per diluted share	$0.42	$0.48	-13%	$1.49	$1.33	12%

___________

See “Non-GAAP Financial Information” at the end of this document, including the related reconciliation, for further detail.

For the 13 weeks and 52 weeks ended January 1, 2012, net revenue increased 11% versus the corresponding periods of fiscal 2010.

Diluted earnings per share was $1.33 for fiscal 2011, compared to $1.28 for fiscal 2010. Excluding the litigation- and transaction-related items outlined below, non-GAAP diluted earnings per share increased 12% to $1.49 for fiscal 2011, compared to $1.33 for fiscal 2010.

“Despite record high coffee costs since becoming a public company, we finished fiscal 2011 with diluted earnings per share toward the higher end of our stated range, consistent with previous guidance,” said Patrick O’Dea, president and CEO of Peet’s Coffee & Tea. “Our sales growth continues to be strong, led by our grocery business, which grew 29% in the quarter and 30% for the year. Our performance in 2011 is a testament to our brand’s premium-quality, premium-priced position in the market and the strength of our team. With pricing in place, visibility to our 2012 coffee costs, and already established growth strategies underway, we are well positioned to achieve our goals for this year. I believe this, in combination with the many new growth opportunities in our pipeline, bodes well for our long-term growth prospects.”

Non-GAAP Information

Net income and diluted earnings per share for fiscal 2011 include $3.3 million ($0.16 per diluted share) of expenses associated with a class action lawsuit, including anticipated settlement and legal costs. These costs are reflected in the consolidated statements of income as Litigation-related expenses.

Net income and diluted earnings per share for fiscal 2010 include $1.0 million ($0.05 per diluted share) of legal and related expenses incurred by the Company for its response to the subpoena it received from the Federal Trade Commission (FTC) in connection with the FTC’s anti-trust review of the acquisition of Diedrich Coffee by Green Mountain Coffee Roasters. These costs are reflected in the consolidated statements of income as Transaction-related expenses.

Fourth Quarter Consolidated Financial and Operating Summary

Retail net revenue increased 3% to $56.5 million for the 13 weeks ended January 1, 2012, from $54.7 million for the corresponding period last year. The increase was driven by a 6% rise in sales of beverages and pastries. The Company opened two stores in the quarter, ending the year with 196 stores versus 192 stores at the end of fiscal 2010.

Specialty net revenue increased 22% to $45.1 million for the 13 weeks ended January 1, 2012, compared to $36.9 million for the corresponding period last year. Within specialty, grocery sales were up 29% over last year, foodservice and office sales grew 20%, and home delivery sales were flat.

Cost of sales and related occupancy expenses increased as a percent of total net revenue to 52.7% for the quarter, compared to 45.7% for the corresponding period last year. The increase resulted primarily from higher coffee costs and, to a lesser extent, higher milk costs and a mix shift towards the specialty business, which has a higher cost of sales. Price increases across the channels and lower shipping expenses partially offset the impact of these higher costs.

Operating expenses decreased as a percentage of net revenue to 28.2%, compared to 30.9% for the corresponding period last year. The decrease was due to a favorable mix shift towards the specialty business, the impact of price increases across all channels, leveraging of overhead expenses, and cost efficiencies in both our retail stores and our direct store delivery system.

General and administrative expenses decreased as a percentage of net revenue to 6.7%, compared to 8.0% for the corresponding period last year. General and administrative expenses decreased to $6.8 million from $7.3 million for the corresponding period last year, primarily due to lower payroll costs and outside services.

Depreciation and amortization expenses decreased as a percentage of net revenue to 3.9%, compared to 4.3% for the corresponding period last year. Depreciation and amortization expenses were $3.9 million for the quarter, consistent with the corresponding period last year.

Cash and cash equivalents plus short-term and long-term marketable securities were $35 million at the end of fiscal 2011, compared to $49 million at the end of fiscal 2010.

Fiscal 2012 Outlook

Looking ahead, Peet’s confirmed the following fiscal 2012 guidance:

•	Total net revenue growth of around 10%
•	Diluted earnings per share in the range of $1.70 to $1.80

Peet’s Coffee & Tea, Inc. Q4 and 2011 Year-End Conference Call

Peet’s will discuss its fourth quarter and fiscal year 2011 results via conference call today, February 14, 2012. The teleconference call will begin at 2:00 p.m. PT/5:00 p.m. ET and can be accessed by calling 866-748-8653. The call will be simultaneously webcast on the Investor Relations portion of Peet’s website, under “Media Events”: http://investor.peets.com/events.cfm.

A replay of the teleconference will be available from 5:00 p.m. PT/8:00 p.m. ET on February 14, 2012, until 8:59 p.m. PT/11:59 p.m. ET on February 21, 2012, at 404-537-3406 or 855-859-2056, using access code 43013095. The replay will also be archived at http://investor.peets.com/events.cfm through February 14, 2013, at 8:59 p.m. PT/11:59 p.m. ET.

The Company has posted on its website at http://investor.peets.com/events.cfm a detailed reconciliation of non-GAAP net income and non-GAAP net income per diluted share as well as non-GAAP operating income and margin on a total company and segment basis.

About Peet’s Coffee & Tea, Inc.

Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) is the premier specialty coffee and tea company in the United States. The company was founded in 1966 in Berkeley, Calif. by Alfred Peet. Peet was an early tea authority who later became widely recognized as the grandfather of specialty coffee in the United States. Today, Peet’s Coffee & Tea offers superior quality coffees and teas in multiple forms, by sourcing the best quality coffee beans and tea leaves in the world, adhering to strict high quality and taste standards, and controlling product quality through its unique direct store delivery selling and merchandising system. Peet’s is committed to strategically growing its business through many channels while maintaining the extraordinary quality of its coffees and teas. For more information about Peet’s Coffee & Tea, Inc., visit www.peets.com.

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CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

This press release and the related conference call contain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “guidance” and similar expressions are intended to identify such forward-looking statements, which include statements relating to 2012 forecasted net revenue, 2012 forecasted diluted earnings per share, the Company’s ability to achieve its 2012 goals, opportunities for new growth, and long-term prospects. Forward-looking statements are based on management’s current beliefs, as well as current assumptions made by and information currently available to management, including financial and operational information, coffee and other commodity price expectations, the Company’s stock price volatility, and current competitive conditions.

These forward-looking statements are not guarantees of future performance and are subject to inherent risks and uncertainties, including risks and uncertainties beyond the Company’s control or difficult to predict. Therefore, actual results and outcomes may differ materially from what is expressed or forecasted in such forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation, other than as required by law, to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions, including the recent recession and its ongoing negative impact on consumer spending; other factors impacting demand for specialty coffee, including consumers’ tastes and preferences; volatility of coffee and other commodity costs; the availability and cost of high-quality Arabica coffee beans; current and potential future claims and litigation involving the Company and the Company’s ability to manage its expenses related to such claims and litigation; the Company’s ability to implement its business strategy, attract and retain customers, obtain and expand its market presence in new geographic regions, and develop and maintain its brand; competition; and disruption of its roasting and distribution facility operations as well as other risk factors, as described more fully in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended January 2, 2011. These factors may not be exhaustive and other unpredictable or unknown factors could also have material adverse effects on forward-looking statements. Additionally, the Company operates in a continually changing business environment, and new risks and uncertainties emerge from time to time.

All forward-looking statements in this press release and the related conference call are qualified by these cautionary statements.

PEET’S COFFEE & TEA, INC.

CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share amounts)

	January 1,	January 2,
	2012	2011

ASSETS

Current assets
Cash and cash equivalents	$30,755	$44,629
Short-term marketable securities	3,800	4,183
Accounts receivable, net	20,522	14,852
Inventories	54,265	33,534
Deferred income taxes - current	5,041	4,420
Prepaid expenses and other	9,368	7,798
Total current assets	123,751	109,416

Long-term marketable securities	888	—
Property, plant and equipment, net	89,304	97,279
Other assets, net	1,328	2,137

Total assets	$215,271	$208,832

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and other accrued liabilities	$11,547	$9,138
Accrued compensation and benefits	10,283	11,555
Deferred revenue	7,382	7,102
Total current liabilities	29,212	27,795

Deferred income taxes - non current	367	46
Deferred lease credits	6,668	7,023
Other long-term liabilities	1,068	1,468
Total liabilities	37,315	36,332

Shareholders' equity
Common stock, no par value; authorized 50,000,000 shares;
issued and outstanding: 13,136,000 and 13,063,000 shares	69,664	81,995
Accumulated other comprehensive income	2	2
Retained earnings	108,290	90,503

Total shareholders' equity	177,956	172,500

Total liabilities and shareholders' equity	$215,271	$208,832

PEET’S COFFEE & TEA, INC.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Thirteen weeks ended		Fifty-two weeks ended
	January 1,	January 2,	January 1,	January 2,
	2012	2011	2012	2011

Retail stores	$56,547	$54,694	$214,270	$205,116
Specialty sales	45,076	36,934	157,649	128,692
Net revenue	101,623	91,628	371,919	333,808

Cost of sales and related occupancy expenses	53,534	41,838	186,374	154,892
Operating expenses	28,646	28,345	113,229	109,646
Transaction related expenses	—	—	—	970
Litigation related expenses	—	15	3,260	(34)
General and administrative expenses	6,784	7,311	25,871	25,029
Depreciation and amortization expenses	3,913	3,923	15,578	15,767
Total costs and expenses from operations	92,877	81,432	344,312	306,270

Income from operations	8,746	10,196	27,607	27,538

Interest (expense) income, net	(1)	2	8	8

Income before income taxes	8,745	10,198	27,615	27,546

Income tax provision	3,098	3,766	9,828	10,045

Net income	$5,647	$6,432	$17,787	$17,501

Net income per share:
Basic	$0.43	$0.50	$1.37	$1.34
Diluted	$0.42	$0.48	$1.33	$1.28

Shares used in calculation of net income per share:
Basic	13,034	12,871	12,982	13,038
Diluted	13,353	13,453	13,366	13,643

PEET’S COFFEE & TEA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Fifty-two	Fifty-two
	weeks ended	weeks ended
	January 1,	January 2,
	2012	2011

Cash flows from operating activities:
Net income	$17,787	$17,501
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	17,886	17,959
Amortization of interest purchased	346	16
Stock-based compensation	3,844	3,354
Excess tax benefit from exercise of stock options	(10,167)	(5,501)
Tax benefit from exercise of stock options	9,406	4,936
Loss on disposition of assets and asset impairment	765	129
Deferred income taxes	(300)	(1,103)
Changes in other assets and liabilities:
Accounts receivable, net	(5,670)	357
Inventories	(20,731)	(7,598)
Prepaid expenses and other current assets	(1,570)	(1,935)
Other assets	(4)	47
Accounts payable, accrued liabilities and deferred revenue	1,584	(3,809)
Deferred lease credits and other long-term liabilities	(755)	411
Net cash provided by operating activities	12,421	24,764

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,833)	(11,603)
Proceeds from sales of property, plant and equipment	5	19
Changes in restricted investments	798	558
Proceeds from sales and maturities of marketable securities	9,765	—
Purchases of marketable securities	(10,616)	(4,195)
Net cash used in investing activities	(10,881)	(15,221)

Cash flows from financing activities:
Net proceeds from issuance of common stock	25,699	17,978
Purchase of common stock	(51,280)	(36,327)
Excess tax benefit from exercise of stock options	10,167	5,501
Net cash used in financing activities	(15,414)	(12,848)

Decrease in cash and cash equivalents	(13,874)	(3,305)
Cash and cash equivalents, beginning of period	44,629	47,934

Cash and cash equivalents, end of period	$30,755	$44,629

Non-cash investing activities:
Capital expenditures incurred, but not yet paid	$245	$412
Other cash flow information:
Cash paid for income taxes	3,044	7,227

PEET’S COFFEE & TEA, INC.

SEGMENT REPORTING
(Unaudited, in thousands)

	Retail		Specialty		Unallocated	Total
		Percent		Percent			Percent
		of Net		of Net			of Net
	Amount	Revenue	Amount	Revenue		Amount	Revenue

For the thirteen weeks ended January 1, 2012
Net revenue	$56,547	100.0%	$45,076	100.0%		$101,623	100.0%
Cost of sales and occupancy	26,050	46.1%	27,484	61.0%		53,534	52.7%
Operating expenses	20,652	36.5%	7,994	17.7%		28,646	28.2%
Litigation related expenses	—		—			—
Depreciation and amortization	2,735	4.8%	408	0.9%	$770	3,913	3.9%
Segment operating income	7,110	12.6%	9,190	20.4%	(7,554)	8,746	8.6%

For the thirteen weeks ended January 2, 2011
Net revenue	$54,694	100.0%	$36,934	100.0%		$91,628	100.0%
Cost of sales and occupancy	22,922	41.9%	18,916	51.2%		41,838	45.7%
Operating expenses	20,824	38.1%	7,521	20.4%		28,345	30.9%
Litigation related expenses	15	0.0%				15	0.0%
Depreciation and amortization	2,775	5.1%	432	1.2%	$716	3,923	4.3%
Segment operating income	8,158	14.9%	10,065	27.3%	(8,027)	10,196	11.1%

For the fifty-two weeks ended January 1, 2012
Net revenue	$214,270	100.0%	$157,649	100.0%		$371,919	100.0%
Cost of sales and occupancy	96,193	44.9%	90,181	57.2%		186,374	50.1%
Operating expenses	82,148	38.3%	31,081	19.7%		113,229	30.4%
Litigation related expenses	3,260	1.5%				3,260	0.9%
Depreciation and amortization	10,917	5.1%	1,698	1.1%	$2,963	15,578	4.2%
Segment operating income	21,752	10.2%	34,689	22.0%	(28,834)	27,607	7.4%

For the fifty-two weeks ended January 2, 2011
Net revenue	$205,116	100.0%	$128,692	100.0%		$333,808	100.0%
Cost of sales and occupancy	88,622	43.2%	66,270	51.5%		154,892	46.4%
Operating expenses	82,762	40.3%	26,884	20.9%		109,646	32.8%
Litigation related expenses	(34)	0.0%				(34)	0.0%
Depreciation and amortization	11,216	5.5%	1,746	1.4%	$2,805	15,767	4.7%
Segment operating income	22,550	11.0%	33,792	26.3%	(28,804)	27,538	8.2%

NON-GAAP FINANCIAL INFORMATION

Peet’s Coffee & Tea, Inc. reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). In this press release, the Company is also providing non-GAAP financial measures―specifically, non-GAAP net income and non-GAAP net income per diluted share, which exclude certain litigation- and transaction-related expenses as detailed in the reconciliation below. Because of the nature and magnitude of these expenses, the Company uses the presented non-GAAP financial measures internally to compare its performance period to period and believes this information is also helpful to investors. The Company cautions investors that the non-GAAP financial measures presented are intended to supplement the Company’s GAAP results and are not a substitute for such results. Additionally, the non-GAAP financial measures used by Peet’s may differ from non-GAAP measures used by other companies.

PEET'S COFFEE & TEA, INC.

Reconciliation of Non-GAAP Financial Information
(Unaudited, in thousands, except per share data)

	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	weeks ended	weeks ended	weeks ended	weeks ended
	January 1,	January 2,	January 1,	January 2,
	2012	2011	2012	2011

Net Income
Net income, as reported	$5,647	$6,432	$17,787	$17,501
Transaction related expenses, net of tax (1)	—	—	—	616
Litigation related expenses, net of tax (2)	—	10	2,100	(21)
Non-GAAP net income	$5,647	$6,442	$19,887	$18,096

Net Income Per Diluted Share
Net income per diluted share, as reported	$0.42	$0.48	$1.33	$1.28
Transaction related expenses, net of tax (1)	—	—	—	0.05
Litigation related expenses, net of tax (2)	—	—	0.16	—
Non-GAAP net income per diluted share	$0.42	$0.48	$1.49	$1.33

___________

1)	Transaction-related expenses reflect legal and related expenses incurred in connection with a subpoena received from the Federal Trade Commission (FTC) relating to the FTC’s anti-trust review of the acquisition of Diedrich Coffee by Green Mountain Coffee Roasters.

2)	Litigation-related expenses reflect a) expenses incurred or accrued in connection with a class action lawsuit filed against the Company in the first quarter of 2010, including in connection with the pending settlement thereof and b) amounts recorded into income in 2010 in connection with a class action lawsuit filed against the Company in the third quarter of 2008, based on the difference between the previously recorded liability and the final settlement payment.